Exhibit 3.147.2
OFFICE OF THE
PUBLIC REGULATION COMMISSION
CERTIFICATE OF AMENDMENT
OF
N.M. BLOOMFIELD THREE PLUS ONE LIMITED COMPANY
3386596
     The Public Regulation Commission certifies that the Articles of Amendment, duly signed and verified pursuant to the provisions of the
LIMITED LIABILITY COMPANY ACT
(53-19-1 TO 53-19-74 NMSA 1978)
have been received by it and are found to conform to law.
     Accordingly, by virtue of the authority vested in it by law, the Public Regulation Commission issues this Certificate of Amendment and attaches hereto a duplicate of the Articles of Amendment.
Dated: AUGUST 19, 2010

In testimony whereof, the Public Regulation of the State of New Mexico has caused this certificate to be signed by its Chairman and the seal of said Commission to affixed at the City of Santa Fe.

/s/ David W. King

Chairman

/s/ Ann Echols

Bureau Chief

3386596 COPY	FILED IN OFFICE OF NM PUBLIC REG. COMM. AUG 19 2010 CORPORATION BUREAU
Limited Liability Company
ARTICLES OF AMENDMENT
TO THE ARTICLES OF ORGANIZATION
Pursuant to the provisions of the New Mexico Limited Liability Company Act, the undersigned limited liability company adopts the following Articles of Amendment for the purpose of amending its Articles of Organization:
ARTICLE ONE: The name of the limited liability company is (include NMPRC#): NMPRC# 1712306 N.M. Bloomfield Three Plus One Limited Company
ARTICLE TWO: The date the Articles of Organization were filed is: February 15, 1995
ARTICLE THREE: The Articles of Organization are amended as follows (identify by article number and attach additional pages if necessary):
Article 2 is hereby replaced with the following:
“This Company does not have a dissolution date. Its existence is perpetual.”
The final sentence of Article 3 is hereby replaced with the following:
“The address of the Company’s principal place of business is: 303 West Madison Street, Suite 2400, Chicago, Illinois 60606.”
ARTICLE FOUR: If these Articles of Amendment are not to be effective upon filing with the commission, the effective date is: (if an effective date is specified here, it cannot be a date prior to the date the articles are received by the commission) ___________
Dated: AUGUST 18, 2010

N.M. Bloomfield Three Plus One Limited Company

Name of Limited Liability Company

By	See attached

Signature of Member or Manager

Aviv Financing I, L.L.C., its sole Member

Printed Name and Title (Member or Manager)
Form DLLC-AM
(revised 10/02)

SIGNATURE PAGE
TO
ARTICLES OF AMENDMENT

N.M. BLOOMFIELD THREE PLUS ONE LIMITED COMPANY

AVIV FINANCING I, L.L.C., its sole member

By:	AVIV HEALTHCARE PROPERTIES OPERATING PARTNERSHIP I, L.P.
Its:	Sole member

	By:	AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP
	Its:	General partner

		By:	AVIV HEALTHCARE, L.L.C.
		Its:	General partner

		By: Name:	/s/ Craig M. Bernfield Craig M. Bernfield
		Its:	Manager

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